Exhibit 21.1
Subsidiaries

Hilliard Park Partners, L.L.C. (Ohio)
Steadfast Income REIT Operating Partnership, LP (Delaware)
Hilliard Grand Apartments, LLC (Ohio)
Hilliard Meadows Apartments, LLC (Ohio)
SIR Clarion Park, LLC (Delaware)
SIR EBT Lofts, LLC (Delaware)
SIR Truman Farm, LLC (Delaware)
SIR Spring Creek, LLC (Delaware)
SIR Montclair Parc, LLC (Delaware)
SIR Estancia, LLC (Delaware)
SIR Sonoma Grande, LLC (Delaware)
SIR Special Member Ltd., Inc. (Delaware)
SIR Hilliard Park, LLC (Delaware)
SIR Hilliard Summit, LLC (Delaware)
SIR Sycamore Terrace, LLC (Delaware)
SIR Montecito, LLC (Delaware)
SIR Forty 57, LLC (Delaware)
SIR Keystone, LLC (Delaware)
SIR Riverford, LLC (Delaware)
SIR Hilliard Grand, LLC (Delaware)
SIR Residential Services, Inc. (California)
SIR Library Lofts, LLC (Delaware)
SIR Quail North, LLC (Delaware)
SIR Deep Deuce, LLC (Delaware)
SIR Dawntree, LLC (Delaware)
SIR Waterford, LLC (Delaware)
SIR Sienna Grand, LLC (Delaware)
SIR Tapestry Park, LLC (Delaware)
SIR Stuart Hall, LLC (Delaware)
SIR Brice Grove, LLC (Delaware)
SIR Hamburg, LLC (Delaware)
SIR Cantare, LLC (Delaware)
SIR Heights, LLC (Delaware)
Brice Grove Apartments, LLC (Delaware)
SIR Huffmeister Villas, LLC (Delaware)
SIR Kingwood Villas, LLC (Delaware)
SIR Waterford Riata, LLC (Delaware)
SIR Carrington Champion, LLC (Delaware)
SIR Carrington Park, LLC (Delaware)
SIR Carrington Place, LLC (Delaware)
SIR Audubon Park, LLC (Delaware)
SIR Katy Ranch, LLC (Delaware)
SIR Mallard Crossing, LLC (Delaware)
SIR Creekside, LLC (Delaware)
SIR Mapleshade, LLC (Delaware)
SIR Richland, LLC (Delaware)

SIR Oak Crossing, LLC (Delaware)
SIR LANDS Holdings, LLC (Delaware)
SIR Double Creek, LLC (Delaware)
SIR Jefferson, LLC (Delaware)